TEXAS VANGUARD OIL COMPANY

                      9811 Anderson Mill Road
                            Suite 202
                       Austin, Texas 78750

                     Telephone (512) 331-6781


         NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS

                    To be held June 5, 2008



TO THE SHAREHOLDERS:

	NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TEXAS VANGUARD OIL COMPANY, a Texas Corporation, will be held at the Holiday Inn Northwest, 8901 Business Park Dr., Austin, TX 78759 on Thursday, June 5, 2008 at 10:00 a.m. Central Daylight Time for the purpose of taking action on:

	1.	The election of three (3) directors to serve until the next
            Annual Meeting of Shareholders, and until their successors shall be duly elected and qualified;

	2.	To ratify the appointment of Padgett, Stratemann & Co., LLP
            as independent public auditors of the Company for the fiscal year ending December 31, 2008; and

	3.	To transact such other business as may properly come before
            the meeting or any adjournment thereof.

	Shareholders of record at the close of business on April 17, 2008 are entitled to notice and to vote at this meeting and any adjournments thereof. A list of shareholders entitled to vote at the meeting will be available during the meeting for inspection by shareholders.



BY ORDER OF THE BOARD OF DIRECTORS

    TERESA NUCKOLS
    Secretary



April 28, 2008
Austin, Texas





PLEASE RETURN YOUR SIGNED PROXY

	Please sign, date and promptly return your proxy form in the postage -paid envelope. This will not prevent you from voting in person at the meeting. It will, however, help to assure a quorum and avoid unnecessary solicitation costs. Your vote is very important.


                   TEXAS VANGUARD OIL COMPANY

                         PROXY STATEMENT

                  ANNUAL MEETING OF SHAREHOLDERS
                          JUNE 5, 2008

	The accompanying proxy is solicited by the Board of Directors of Texas Vanguard Oil Company, 9811 Anderson Mill Road, Suite 202, Austin, Texas 78750, telephone (512) 331-6781 (the Company), for use at the
Annual Meeting of Shareholders to be held on June 5, 2008 at 10:00 a.m.
at the Holiday Inn Northwest, 8901 Business Park Dr., Austin, TX 78759 or any adjournments. The Company will bear the cost of this solicitation. Solicitation of proxies will be by mail and it is anticipated that the proxy materials will be mailed on or about May 5, 2008, to all shareholders of record. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of common stock and will be reimbursed for their reasonable expenses.
All properly executed proxies will be voted (except to the extent that authority to vote in the election of directors has been withheld), and where a choice has been specified by the shareholder as provided on the proxy, it will be voted in accordance with the specifications so made. Proxies submitted without specification will be voted For the proposed nominees for directors and other proposals set forth herein. Any shareholder may revoke his proxy at any time before it is voted by giving written notice of the revocation to the Companys Corporate
Secretary or by voting in person at the meeting.

VOTING SECURITIES

	The voting securities of the Company consist of one class of common stock ($.05 par value) 12,500,000 shares authorized for issuance. Only shareholders of record at the close of business April 17, 2008, will be entitled to vote at the Annual Meeting of Shareholders. As of the record date, there were outstanding 1,416,587 shares of common stock of the Company. The presence, in person or by proxy, of a majority of the outstanding shares of common stock on the record date is necessary to constitute a quorum to transact business at the Annual Meeting of Shareholders. Each share of common stock is entitled to one vote on each of the shares represented in person or by the proxy at the meeting. A majority is required for the election of directors and for the ratification of the appointment of independent auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission, within certain specified time periods, reports of ownership and changes in ownership. Such officers, directors and stockholders are required by SEC regulations to furnish us with copies of all such reports that they file.

	To our knowledge, based solely upon a review of copies of such reports furnished to us and representations by certain officers and directors that no other reports were required with respect to the year ended December 31, 2007, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

	The following table reflects the beneficial ownership of the Companys common stock based upon the 1,416,587 common shares outstanding as of March 31, 2008 by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the common stock, (ii) each director and each executive officer and (iii) all directors and executive officers as a group. The business address of each individual listed below is: c/o Texas Vanguard Oil Company, 9811 Anderson Mill Road, Suite 202, Austin, Texas 78750. Unless otherwise indicated, to the Companys knowledge, each shareholder has sole voting and dispositive power with respect to the securities beneficially owned by that shareholder.



  Name of Beneficial Owner   Number of Shares        Percent
                            Beneficially Owned      of Class

Linda R. Watson (1)(2)             1,043,066         73.63%

William G. Watson(2)(3)               28,024          1.98%

Robert L. Patterson(2)                30,250          2.13%

Teresa Nuckols                           900           .06%

Directors and Executive Officers   1,102,240         77.81%
As a group (4 persons)

(1) Includes 50,440 shares owned directly and 992,626 shares owned by Robert Watson, Inc., of which Linda R. Watson is President and controlling stockholder. Linda Watson exercises shared voting and investment powers as one of the three directors of Robert Watson, Inc. William G. Watson is also a director of Robert Watson, Inc.

(2) Linda R. Watson, William G. Watson and Robert L. Patterson are directors of the Company.

(3) Includes 1,875 shares held jointly with his spouse; and 3,125 shares owned through his corporation, William Watson, Inc.

PROPOSAL 1 ELECTION OF DIRECTORS

	A board of three directors is to be elected, with each director to hold office until the next annual meeting and until his successor is elected and qualified. The persons named as proxies in the enclosed proxy have been designated by management and intend to vote for the election of the Board of Directors of the persons named below. Although management has no reason to believe that any of the nominees named below will be unable to serve as director, if any nominee withdraws or otherwise becomes unavailable to serve, the person named as proxies will vote for any substitute nominee designated by management.

	The following table sets forth the names of the nominees and certain information with regard to each nominee. Linda R. Watson and William G. Watson were both related to Robert N. Watson, Jr., the former President and CEO of the Company who passed away in September 2002.

                         Director
Name                      Since             Current Position

Linda R. Watson            1982      Director and Chairman of the Board

William G. Watson          2002      Director, President and CEO

Robert L. Patterson        1983      Director

	Linda R. Watson became a director of the Company in 1982. She served as Director and Secretary/ Treasurer from 1982 to 2002. In 2002, she became Chairman of the Board. She has also been a director and Secretary/ Treasurer of Robert Watson, Inc. for more than the last five years and is now President of Robert Watson, Inc. She received her B.A. degree from The University of Texas at Austin in 1966.

	William G. Watson served as a director and Vice President of the Company from 1982 until 1997. He was elected President of the Company on September 27, 2002. He has since served as director, President and CEO. He is a director and President of William Watson, Inc., an independent geological consulting firm, which he founded in 1983, for more than the last five years, and a director of Robert Watson, Inc. He received his B.A. degree from Texas Tech University in 1970 and his M.S. degree in Geology from The University of Texas at Arlington in 1974.

	Robert L. Patterson has served as director of the Company since 1983. He was employed by Union Oil Company of California from 1965 through 1975, serving in various engineering capacities. He was a Vice President of Argonaut Energy Corporation from 1976 through 1982. He was President of Medallion Equipment Corporation and President of Argonaut Energy Corporation from July 1985 through January 1989. He has been an independent consulting petroleum engineer since 1983. He received his B.S. and M.S. degrees from The University of Texas at Austin in 1963 and 1964.

Required Vote and Recommendation

	The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked Withhold authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.

The Board of Directors recommends a vote FOR the election of the nominees



EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

Summary of Compensation of Executive Officers

	The following sets forth in summary form the compensation received during each of the Companys last two complete fiscal years by the Chairman of the Company. No other officer of the Company received salary, bonus or other annual compensation in total, in excess of $100,000.

                     SUMMARY COMPENSATION TABLE
Name and Principal                 All Other         Total
Position                 Year   Compensation ($)      ($)

Linda R. Watson          2007     234,700 (1)       234,700
  Chairman of Board
  and Director           2006     231,100 (1)       231,100


	Linda R. Watson does not receive a salary, bonus or equity based compensation in the form of stock or stock options. She is compensated through a consulting company controlled by Ms. Watson that has a management agreement with the Company. Compensation also included a directors fee paid to Ms. Watson of $700 in 2007 and 2006, respectively.

	There were no outstanding equity awards, such as stock or stock options, at year end in 2007.

Compensation of Directors

      The following table indicates the compensation paid in 2007 to our directors, other than Linda R. Watson, whose compensation is described above in the Summary Compensation Table.

Name              Fees Paid in Cash   All Other Compensation     Total
William G. Watson       $700                  -0-              $   700
Robert L. Patterson     $700              $67,200 (1)          $67,900

(1) A company owned by Robert L. Patterson received engineering consulting fees of $67,200 in 2007. The directors received no bonus or equity based compensation in the form of stock or stock options.




Related Party Transactions

     The Company and an entity owned by the Chairman of the Company have an agreement whereby the latter provides the Company general corporate management services. The affiliated company received $234,000 and $230,400 as compensation for performance of those services during the years ended December 31, 2007 and 2006 respectively. Effective January 1, 2008 the agreement was continued with terms of $20,000 per month through December 31, 2008.

     The Company leases office space from a company owned by the Chairman of the Company under a month-to-month operating lease. Rent expense incurred under this lease was $25,200 and $24,600 for the years ended December 31, 2007 and 2006 respectively.

     Certain officers and directors of the Company own small interests in a number of the properties that the Company has interests in as well as other similar properties in which the Company does not have an interest. In the properties operated by the Company these individuals received $60,187 and $64,769 for the years ended December 31, 2007 and 2006,respectively.

     During the years ended December 31, 2007 and 2006, a Director of the Company received $67,200 and $67,200 respectively for engineering consultant work.


GOVERNANCE OF THE COMPANY

Code of Ethics

     The Board of Directors adopted a Code of Ethics in March 2004, which is applicable to all directors, employees and consultants of the Company, including the principal executive and financial officers. A copy of the Code will be provided to any person without charge upon a written request to: Investor Relations, Texas Vanguard Oil Company, 9811 Anderson Mill Road, Suite 202, Austin, TX 78750.

Meetings and Committees of the Board of Directors

a. Meetings of the Board of Directors

     During the year ended December 31, 2007, the Board of Directors held four meetings. All of the directors attended all of their board and committee meetings.

b. Audit Committee

	The Audit Committee is a standing committee which operates pursuant to a charter approved by the Board of Directors. A copy of the Charter may be obtained free of charge upon written request to the Company. The Committee is responsible for ensuring the reliability of the Companys financial statements, overseeing managements implementation of the Companys financial reporting process, the independence and qualifications of the independent auditor, and the Companys compliance with legal and regulatory requirements. All members of the Committee have experience in preparing and analyzing financial reports and in setting and enforcing internal controls. They also have experience in dealing with small oil and gas companies. Success for companies such as Texas Vanguard Oil requires a close working relationship between management and the Board. The Companys financials are prepared by an independent Certified Public Accountant and are audited by an independent accounting firm. The Board has not designated any member as its Audit Committee Financial Expert as the term is defined under SEC rules, and does not plan to designate one at this time. The size, nature and operations of the Company are small and are simpler to understand than companies with larger resources. Liability risks inherent in serving on any board and the limited resources of a small company such as Texas Vanguard make it difficult to bring in outside board members with a working knowledge of the oil and gas business. The Audit Committee met five times during 2007.



c. Nominations to the Board

     Nominations for election to the board have been made unanimously by the full board. We do not have a nominating committee charter. Because of our small size, we do not believe that creation of a nominating committee would be practical or significantly improve our operations or protect our shareholders. The executive officers have been assigned to locate the most qualified candidates willing to serve. We have received no shareholder recommendations for nominee for the board of directors.


PROPOSAL 2
RATIFICATION OF APPOINTMENT OF AUDITORS

      As required by the Sarbanes-Oxley Act of 2002, our Audit Committee is directly responsible for appointment, compensation, retention and oversight of the Companys independent auditors. We are asking the shareholders to ratify the Audit Committees choice of Padgett, Stratemann & Co., LLP as independent auditors to audit the financial statements of the Company for the 2008 fiscal year. If the shareholders fail to ratify the appointment of the auditors, our Audit Committee will take that into consideration in determining whether to continue the auditing engagement.

     Padgett, Stratemann & Co. LLP was engaged as independent auditors of the Company for the fiscal year ending December 31, 2007. Representatives of this firm will be present at the meeting and, while they do not plan to make a statement at the meeting, such representatives will be available to respond to appropriate questions from shareholders.

Required Vote and Recommendation

     The affirmative vote of a majority of the shares of the Companys common stock represented at the meeting in person or by proxy and entitled to vote on the proposal at the meeting is required for the ratification of the appointment of Padgett, Stratemann & Co. LLP as the Companys independent auditors for the fiscal year 2008.

The Board of Directors recommends an affirmative vote FOR this ratification.



Report of the Audit Committee

     The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2007. The Audit Committee, in a meeting with Padgett, Stratemann & Co., LLP, the independent auditors, discussed auditor independence from the Company and management, including the matters in Independence Standards Board, Standard No. 1, (Independence Discussions with Audit Committees) and the letter and disclosures from Padgett, Stratemann & Co., LLP, to the committee pursuant to Standard No. 1. In addition, the committee has discussed with the independent auditors the matters required to be discussed pursuant to SAS 114 (Codification of Statements on Auditing Standards Communication with Audit Committees).
     Based on review and discussions, the Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended December 31, 2007 be accepted and made part of the Companys Form 10-KSB Annual Report for filing with the Securities and Exchange Commission. The committee also appointed Padgett, Stratemann
& Co., LLP, to audit Texas Vanguard Oil Companys financial statements for
2008.

     Audit Committee
       Teresa Nuckols, Chairman
       Linda Watson
       Robert Patterson






Audit Fees

     The aggregate fees billed to the Company by Sprouse and Anderson, LLP, and Padgett, Stratemann & Co., LLP were for the audit of Texas Vanguard Oil Companys annual financial statements included in the 10-KSB and for review of the financial statements included in its quarterly reports on Form 10-Q. For the fiscal years ended December 31, 2007 and 2006, the fees were $30,000 and $25,000 respectively. There were no audit-related or tax service fees paid to Sprouse and Anderson, LLP, or Padgett, Stratemann & Co., LLP. The Audit Committee must give prior approval to managements request for any amount or type of service the Companys independent auditor provides. The Companys tax returns are prepared by an independent Certified Public Accountant.

ADDITIONAL INFORMATION

Annual Report

     The Companys Annual Report on Form 10-KSB for the year ended December
31, 2007 (as filed with the Securities and Exchange Commission) is being mailed with the proxy materials and such report constitutes the Companys annual report to the shareholders for the year 2007. The Annual Report on Form 10-KSB will be provided free of charge to any shareholder upon written request to: Shareholder Relations, 9811 Anderson Mill Road, Suite 202, Austin, Texas 78750.

Other Business

     Management knows of no other matters which are likely to be brought before the Annual Meeting; however, if any other matter should properly come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed form of proxy will have discretionary authority to vote such proxy in accordance with their best judgment of such matters. Such proxies will also be voted with respect to matters incident to the conduct of the Annual Meeting.

Shareholder Proposals for Next Annual Meeting

     Any proposals of holders of Common Stock intended to be presented at the Annual Meeting of Shareholders of the Company to be held in 2009 must be received in writing by the Company no later than January 11, 2009. All such proposals should be in compliance with the Securities and Exchange Commission regulations.

Shareholder Communications

    Any shareholder of the Company wishing to communicate to the board of directors may do so by sending written communication to the Corporate Secretary at Texas Vanguard Oil Company, 9811 Anderson Mill Road, Suite 202, Austin, Texas 78750, Attention: Chairman of the Board.

Transfer Agent

    The transfer agent for the Company is: Computershare Trust Company, Inc., P.O. Box 1596, Denver, Colorado 80228. Their phone number is 1-800-962-4284.

Trading Symbol

     The Common Stock of the Company is quoted on the OTC Bulletin Board under the symbol: TVOC.OB.